Exhibit 10.5

Execution Version

AMENDMENT NO. 1 TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) TO THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT is entered into as of May 25, 2012, by and between Lighting Science Group Corporation, a Delaware corporation (the “Company”), and Pegasus Partners IV, L.P. (the “Investor”) and amends that certain Amended and Restated Registration Rights Agreement, dated as of January 23, 2009, by and between the Company and the Investor (the “Registration Rights Agreement”). This Amendment clarifies and implements the intent of the Registration Rights Agreement.

1.	The first reference to the “Company” in Section 2.1.3 of the Registration Rights Agreement should be read as “the Investor or any Pegasus Party.”

2.	The following definitions shall be added, in the appropriate alphabetical order, to Section 1 of the Registration Rights Agreement:

“Equity Securities” means (i) any capital stock or other share capital; (ii) any securities directly or indirectly convertible into or exchangeable for any capital stock or other share capital or containing any profit participation features; (iii) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, other share capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, other share capital or securities containing any profit participation features; or (iv) any securities issued or issuable with respect to the securities referred to in clauses (i) through (iii) above in connection with a combination of shares, exchange, recapitalization, merger, consolidation or other reorganization.

“Following Holdback Period” is defined in Section 6.1.

“Geveran Shares” means all of the securities that could be requested to be included in any registration pursuant to that certain Registration Rights Agreement, dated as of June 6, 2011, by and between the Company and Geveran Investments Ltd.

“Holdback Extension” is defined in Section 6.1.

“Home Depot Shares” means all of the securities that could be requested to be included in any registration pursuant to that certain Registration Rights Agreement, dated as of January 14, 2011, by and between the Company and The Home Depot, Inc.

“Joint Demand Registration” is defined in Section 2.1.5.

“Joint Notice” is defined in Section 2.1.5.

“Marketed Underwritten Shelf Take-Down” means an Underwritten Shelf Take-Down involving a customary “road show” (including an “electronic road show”) or other substantial marketing effort by one or more Underwriters.

“Non-Marketed Underwritten Shelf Take-Down” means any Underwritten Shelf Take-Down that does not constitute a Marketed Underwritten Shelf Take-Down.

“Pegasus Shares” is defined in Section 2.1.5.

“Public Offering” means the sale of the Company’s Common Stock for cash to the public pursuant to an effective Registration Statement filed under the Securities Act.

“QPO Holdback Period” is defined in Section 6.1.

“Qualified Public Offering” means the sale of the Company’s Common Stock for cash to the public pursuant to an effective Registration Statement filed under the Securities Act, such sale to be pursuant to a firmly committed underwritten Public Offering of the Common Stock on The NASDAQ Stock Market or the New York Stock Exchange, where (a) the gross proceeds received by the Company and any selling stockholders in the offering are no less than $100,000,000 and (b) the market capitalization of the Company immediately after consummation of the offering is no less than $500,000,000.

“Recipients” is defined in Section 2.1.5.

“Riverwood Shares” means all of the securities that could be requested to be included in any registration pursuant to that certain Registration Rights Agreement, dated as of May 25, 2012, by and among the Company, RW LSG Holdings LLC and RW LSG Management Holdings LLC (the “Riverwood Registration Rights Agreement”).

“Sale Transaction” is defined in Section 6.1.

“Senders” is defined in Section 2.1.5.

“Shelf Take-Down” is defined in Section 2.3.

“Underwritten Shelf Take-Down” means a Shelf Take-Down which, at the request of the Demand Holder, is to be in the form of a registration in which securities of the Company are sold to an Underwriter or Underwriters on a firm commitment basis for reoffering to the public.

3.	The following section shall be added at the end of Section 2 as a new section, 2.1.5:

“Joint Demand Registration. Notwithstanding anything to the contrary in this Agreement, prior to a person making a demand for a Demand Registration under either the Riverwood Registration Rights Agreement or this Agreement, as applicable, subsequent to the first Qualified Public Offering, such person shall provide notice (with the information required by Section 2.2 hereof or by Section 3.1(a) of the Riverwood Registration Rights Agreement, respectively), in the case of a demand proposed to be made under the Riverwood Registration Rights Agreement, to the persons with demand registration rights under this Agreement, or, in the case of a demand proposed to be made under this Agreement, to the persons with demand registration rights under the Riverwood Registration Rights Agreement (the persons receiving such notice, the

“Recipients” and the persons sending such notice, the “Senders”). Within 10 business days of receiving such notice, the Recipients may give written notice (the “Joint Notice”) to the Senders that the Recipients have chosen that such registration be conducted as a joint demand registration (“Joint Demand Registration”) of both the Riverwood Shares and the Registrable Securities (for purposes of this Section 2.1.5, the “Pegasus Shares”). If the Joint Notice is timely given to the Senders, the Recipients and Senders shall together present a joint demand for a Joint Demand Registration to the Company. A Joint Demand Registration will not count against the maximum number of Demand Registrations permitted by Section 2.1.1. Upon election of a Joint Demand Registration, the Demand Holders (as defined in the Riverwood Registration Rights Agreement) of Riverwood Shares as a group and the Demanding Holders of Pegasus Shares as a group requesting securities to be included on such Joint Demand Registration shall have the right to include an equal number of shares if the offering is underwritten and the managing underwriter or underwriters for the Joint Demand Registration advises that the dollar amount or number of securities requested to be included exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering. For the avoidance of doubt, the Joint Demand shall be considered a Demand Registration of both the Riverwood Shares and the Pegasus Shares, and any shares requested to be included by other holders pursuant to contractual rights would only be included in the registration after all of the requested Pegasus Shares and Riverwood Shares were included in such registration. Selection of counsel for Selling Demanding Holders (as defined in the Riverwood Registration Rights Agreement) of Riverwood Shares and the Demanding Holders of Pegasus Shares shall be a joint decision. Should an Underwritten Shelf Takedown be requested with respect to Riverwood Shares or Pegasus Shares, the rights to be included in such Underwritten Shelf Takedown shall be the same as if it were a demand registration after the first Qualified Public Offering.”

4.	For the avoidance of doubt, Section 2.3 of the Registration Rights Agreement shall be amended by adding the following at the end thereof:

“Any Pegasus Party may initiate an unlimited number of offerings or sales (which may be underwritten or non-underwritten) of all or part of the Registrable Securities included on Form S-3 (a “Shelf Take-Down”), and with respect to each Shelf Take-Down, each other holder of Registrable Securities included in a Form S-3 shall be entitled to sell their pro rata portion of Registrable Securities that they previously requested be included in such Form S-3. Notwithstanding anything herein to the contrary, for the avoidance of doubt, any Shelf Take-Down that is underwritten (other than a Marketed Underwritten Shelf Take-Down) will not count as a Demand Registration under Section 2.1.1. If such Shelf Take-Down is a Marketed Underwritten Shelf Take-Down, the non-initiating holders of Registrable Securities and other holders with contractual piggy-back rights will have the right to sell in such Shelf Take-Down their pro rata portion of Registrable Securities that they previously requested be included in such Form S-3 pursuant to, and in accordance with, the provisions applicable to Piggy-Back Registrations as set forth in Section 2.2. If such Shelf Take-Down is a Non-Marketed Underwritten Shelf Take-Down, none of the non-initiating holders of Registrable Securities nor any other person will have the right to sell in such Shelf Take-Down any of the Registrable Securities they previously had requested be included on such Shelf Registration Statement.”

5.	The following shall be added as the new Section 6, and the existing Section 6 shall be renumbered as Section 7:

“6. Holdback Agreements.

6.1 No holder of Registrable Securities shall sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale (including sales pursuant to Rule 144) (a “Sale Transaction”) of any Equity Securities of the Company, or any securities convertible into or exchangeable or exercisable for any such Equity Securities, during the seven (7) day period prior to and the 180 day period beginning on the effective date of the Company’s initial Qualified Public Offering (or such shorter period of time as is sufficient and appropriate, in the sole discretion of the managing Underwriter) (the “QPO Holdback Period”), except as part of such Qualified Public Offering provided, that the following persons are restricted in the same manner and for the same duration (A)(i) all of the Company’s affiliates and executive officers and all of the members of the Board of Directors, and (ii) the holders of Riverwood Shares and any successors, assigns and transferees, and (B) if such persons are selling stockholders in the Company’s initial Qualified Public Offering, (i) the holders of Home Depot Shares and any successors, assigns and transferees and (ii) the holders of Geveran Shares and any successors, assigns and transferees thereof, in each such case. In connection with any underwritten registrations (other than the initial Qualified Public Offering), no holder of Registrable Securities shall effect any such Sale Transaction during the seven (7) day period prior to and the 90 day period beginning on the effective date of such offering (or such shorter period of time as is sufficient and appropriate, in the sole discretion of the managing Underwriter) (each, a “Following Holdback Period”); provided, that the following persons are restricted in the same manner and for the same duration (A) (i) all of the Company’s affiliates and executive officers and all of the members of the Board of Directors, and (ii) the holders of Riverwood Shares and any successors, assigns and transferees, and (B) if such persons are selling stockholders in the underwritten public offering (other than the initial Qualified Public Offering), (i) the holders of Home Depot Shares and any successors, assigns and transferees and (ii) the holders of Geveran Shares and any successors, assigns and transferees thereof, in each such case. If (i) the Company issues an earnings release or other material news or a material event relating to the Company and its subsidiaries occurs, in either case during the last 17 days of the QPO Holdback Period or any Following Holdback Period (as applicable) or (ii) prior to the expiration of the QPO Holdback Period or any Following Holdback Period (as applicable), the Company announces that it will release earnings results during the 16 day period beginning upon the expiration of such period, then to the extent necessary for a managing or co managing Underwriter of a registered offering required hereunder to comply with NASD Rule 2711(f)(4) (or any successor rule), the QPO Holdback Period or any Following Holdback Period (as applicable) shall be extended until 18 days after the earnings release or the occurrence of the material news or event, as the case may be (such period referred to herein as the “Holdback Extension”); provided, that the following persons are restricted in the same manner and for the same duration: (A)(i) all of the Company’s affiliates and executive officers and all of the members of the Board of Directors, and (ii) the holders of Riverwood Shares and any successors, assigns and transferees, and (B) if such persons are selling stockholders in the applicable underwritten offering, (i) the holders of Home Depot Shares and any successors, assigns and transferees and (ii) the holders of Geveran Shares and any successors, assigns and transferees thereof, in each such case. The Company shall promptly notify the Pegasus Parties of any earnings release, news or event that may give rise to a Holdback Extension. Subject to the provisos included in this Section 6.1, the Company may impose stop transfer instructions with respect to the Equity Securities (or other securities) subject to the foregoing restriction until the end of such period, including any period of Holdback Extension.

6.2 The Company (a) shall not effect any public sale or distribution of its Equity Securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) day period prior to and during such period of time as may be determined by the Underwriters managing the underwritten registration following the effective date of any underwritten Demand Registration, a Joint Demand Registration or any underwritten Piggy-Back Registration (not to exceed 180 days in connection with the Company’s initial Qualified Public Offering or 90 days in all other cases, except in each case as extended during the period of any Holdback Extension), except as part of such underwritten registration or pursuant to registrations on Form S–8 or any successor form and unless the Underwriters managing the registered public offering otherwise agree in writing, and (b) shall take commercially reasonable efforts to cause each holder of at least 1% of its Equity Securities, or any securities convertible into or exchangeable or exercisable for Equity Securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (as extended by any Holdback Extension), except as part of such underwritten registration, if otherwise permitted, unless the Underwriters managing the registered public offering otherwise agree in writing.”

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized representatives as of the date first written above.

LIGHTING SCIENCE GROUP CORPORATION

By:	/s/ Gregory T. Kaiser
Name:	Gregory T. Kaiser
Title:	Chief Financial Officer

PEGASUS PARTNERS IV, L.P.

By:	Pegasus Investors IV, L.P.,
its general partner

By:	Pegasus Investors IV GP, L.L.C.,
its general partner

By:	/s/ Jason Schaefer
Name:	Jason Schaefer
Title:	General Counsel and Secretary

LSGC HOLDINGS LLC

By:	Pegasus Partners IV, L.P.,
its managing member

By:	Pegasus Investors IV, L.P.,
its general partner

By:	Pegasus Investors IV GP, L.L.C.,
its general partner

By:	/s/ Jason Schaefer
Name:	Jason Schaefer
Title:	General Counsel and Secretary

Signature Page to Amendment to

Amended and Restated Registration Rights Agreement